Exhibit 10.1

AMENDMENT OF LNG TERMINAL USE AGREEMENT

This AMENDMENT OF LNG TERMINAL USE AGREEMENT (the “Amendment”), dated and effective as this 25th day of June, 2007 (the “Amendment Effective Date”), is made by and between CHENIERE MARKETING, INC., a company incorporated under the laws of Delaware with its principal office at 700 Milam Street, Suite 800, Houston, Texas, U.S.A. 77002 (“Customer”); and SABINE PASS LNG, L.P., a Delaware limited partnership with a place of business at 700 Milam Street, Suite 800, Houston, Texas, U.S.A. 77002 (“SABINE”).

RECITALS

WHEREAS, SABINE and Customer are parties to that certain AMENDED AND RESTATED LNG TERMINAL USE AGREEMENT (the “Agreement”) dated as of the 9th day of November, 2006, under which SABINE will provide LNG terminalling services to Customer at the Sabine Pass Facility; and

WHEREAS, SABINE and Customer desire to amend the Agreement in the manner set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, SABINE and Customer agree as follows:

I

Capitalized terms used in this Amendment and not otherwise defined herein have the meaning given to them in the Agreement.

II

Part One, Section B.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

3.	Customer shall at all times have the right to maintain the LNG equivalent of at least 6.9 billion Standard Cubic Feet of Customer’s LNG in storage at the Sabine Pass Facility.

III

Part Two, Section 25.18(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

(b)	Additional LNG Storage. If requested by Customer, SABINE and Customer will use commercially reasonable efforts to agree upon mutually acceptable terms and conditions, including financing,

under which SABINE would cause to be constructed an additional LNG storage tank with a working capacity of approximately one hundred sixty thousand (160,000) Cubic Meters of LNG for the benefit of Customer at the Sabine Pass Facility. If such mutually acceptable terms and conditions are agreed upon by Customer and SABINE, or if no such acceptable agreement is reached, but Customer directly or indirectly commits to provide, at its sole cost, all necessary construction funding reasonably acceptable to SABINE, then SABINE shall cause such additional tank to be constructed promptly upon: (i) receipt by SABINE of all Approvals for such construction and operation; and (ii) receipt by SABINE of any required Lender approvals. Subject to (i) and (ii) above, SABINE shall cause completion of such additional LNG storage tank as soon as possible but no later than four (4) years after such Customer request.

IV

All provisions of the Agreement not specifically amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed and signed by its duly authorized officer as of the Amendment Effective Date.

SABINE PASS LNG, L.P.		CHENIERE MARKETING, INC.

By:	Sabine Pass LNG-GP, Inc.,

its General Partner

By:	/s/ Keith Little	By:	/s/ Keith Meyer
Name:	Keith Little	Name:	Keith Meyer
Title:	President	Title:	President